NEWS RELEASE
FOR IMMEDIATE RELEASE

PolyOne Announces Second Quarter 2016 Results

•	Reports GAAP earnings per share of $0.59 vs. $0.74 in the prior year, reflecting the favorable impact of certain tax benefits recognized in 2015

•	Adjusted EPS increases 11% to $0.63 from $0.57 in the prior year driven by Performance Products & Solutions and Specialty Engineered Materials

•	Achieves 27th consecutive quarter of adjusted EPS growth

•	Completes specialty acquisitions of Gordon Composites and Polystrand and establishes Advanced Composites platform

CLEVELAND - July 27, 2016 - PolyOne Corporation (NYSE: POL) today reported its second quarter results for 2016. GAAP earnings per share of $0.59 in the second quarter of 2016 decreased from $0.74 in the second quarter of 2015. Adjusted earnings per share increased 11% to $0.63, from $0.57 in the second quarter of 2015. Special items for the second quarter of 2016, which primarily included realignment and acquisition-related costs, resulted in a net after-tax charge of $3.2 million, or $0.04 per share (see Attachment 1). In the prior year quarter, special items, which primarily included a tax benefit and realignment charges, resulted in a net after-tax gain of $15.9 million, or $0.17 per share.

“I’m pleased to report adjusted EPS growth of 11% to $0.63,” said Robert M. Patterson, chairman, president, and chief executive officer, PolyOne Corporation. “Our focus on specialty applications and executing our four-pillar strategy have been the driving force behind PolyOne extending our streak to 27 consecutive quarters of adjusted EPS expansion.”

Mr. Patterson added, “Performance Products & Solutions (PP&S) achieved another exceptional quarter, driven by continued mix improvement resulting in a new segment operating margin record of 12.3%. In addition, our recent investments in commercial resources resulted in a 9% volume increase in Distribution and profitability expansion in Engineered Materials.”

Revenue for the second quarter of 2016 was $862 million, compared to $887 million in the second quarter of 2015. Underlying organic sales growth plus the addition of Magenta’s fiber colorant business and Kraton's TPE business was more than offset by lower year-over-year selling prices in Distribution, PP&S, and Designed Structures and Solutions (DSS), due to lower hydro-carbon based raw material costs.

Bradley C. Richardson, executive vice president and chief financial officer, PolyOne Corporation, said, “Our balance sheet and cash flow remain very strong, and we ended June with over $540 million of available liquidity. Also in the quarter, we successfully repriced our Senior Secured $550 million Term Loan B, reducing the interest rate by 25 basis points to LIBOR + 2.75%. Our ability to reprice is reflective of the financial health and creditor confidence in our company.”

Yesterday, the company announced the acquisitions of Gordon Composites and Polystrand, two specialty businesses that will join PolyOne’s existing composite technologies under a new platform to be called PolyOne Advanced Composites, which will operate within the Specialty Engineered Materials segment.

“I’m thrilled to have these companies join the PolyOne family,” said Mr. Patterson. “Gordon Composites complements our Glasforms business with leading thermoset solutions. Polystrand establishes us with an immediate leadership position in new, next generation thermoplastic composites that combine high strength characteristics of a thermoset with the design freedom of thermoplastics.”

“We’re excited to leverage these new capabilities to better serve existing and future customers,” Mr. Patterson added. “We continue to seek out specialty acquisitions to supplement our organic investments in innovation and additional commercial resources needed to drive new business gains. Overall, economic conditions remain sluggish, and I see these investments as more important now than ever to deliver long-term growth for our shareholders.”

About PolyOne

PolyOne Corporation, with 2015 revenues of $3.4 billion, is a premier provider of specialized polymer materials, services and solutions. The company is dedicated to serving customers in diverse industries around the globe, by creating value through collaboration, innovation and an unwavering commitment to excellence.  Guided by its Core Values, Sustainability Promise and No Surprises PledgeSM, PolyOne is committed to its customers, employees, communities and shareholders through ethical, sustainable and fiscally responsible principles. For more information, visit www.polyone.com.

To access PolyOne’s news library online, please visit www.polyone.com/news.

# # #

Investor Relations Contact:
Eric R. Swanson
Director, Investor Relations
PolyOne Corporation
+1 440-930-1018
eric.swanson@polyone.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
PolyOne Corporation
+1 440-930-3162
kyle.rose@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: our ability to realize anticipated savings and operational benefits from the realignment of assets, including the closure of manufacturing facilities; the timing of closings and shifts of production to new facilities related to asset realignments and any unforeseen loss of customers and/or disruptions of service or quality caused by such closings and/or production shifts; separation and severance amounts that differ from original estimates; amounts for non-cash charges related to asset write-offs and accelerated depreciation realignments of property, plant and equipment, that differ from original estimates; our ability to identify and evaluate acquisition targets and consummate acquisitions; the ability to successfully integrate acquired businesses into our operations, such as Gordon Composites and Polystrand, including whether such businesses will be accretive, retain the management teams of acquired businesses, and retain relationships with customers of acquired businesses; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the speed and extent of an economic recovery, including the recovery of the housing market; our ability to achieve new business gains; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; changes in polymer consumption growth rates and laws and regulations regarding the disposal of plastic in jurisdictions where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to working capital reductions, cost reductions and employee productivity goals; an inability to raise or sustain prices for products or services; an inability to maintain appropriate relations with unions and employees; our ability to continue to pay cash dividends; the amount and timing of repurchases of our common shares, if any; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Attachment 1
PolyOne Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Sales	$861.5	$887.1	$1,708.5	$1,760.2
Operating income	81.5	80.3	152.8	150.4
Net income attributable to PolyOne shareholders	50.0	66.8	89.1	97.0
Basic earnings per share attributable to PolyOne shareholders	$0.59	$0.75	$1.06	$1.09
Diluted earnings per share attributable to PolyOne shareholders	$0.59	$0.74	$1.05	$1.08

Senior management uses comparisons of adjusted net income attributable to PolyOne shareholders and diluted earnings per share (EPS) attributable to PolyOne shareholders, excluding special items, to assess performance and facilitate comparability of results. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable measures calculated and presented in accordance with U.S. GAAP (GAAP).

	Three Months Ended June 30, 2016		Three Months Ended June 30, 2015
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income attributable to PolyOne shareholders	$50.0	$0.59	$66.8	$0.74
Special items, after tax (Attachment 3)	3.2	0.04	(15.9)	(0.17)
Adjusted net income / EPS - excluding special items	$53.2	$0.63	$50.9	$0.57

	Six Months Ended June 30, 2016		Six Months Ended June 30, 2015
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income attributable to PolyOne shareholders	$89.1	$1.05	$97.0	$1.08
Special items, after tax (Attachment 3)	12.3	0.14	(4.5)	(0.05)
Adjusted net income / EPS - excluding special items	$101.4	$1.19	$92.5	$1.03

Attachment 2
PolyOne Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Sales	$861.5	$887.1	$1,708.5	$1,760.2
Cost of sales	669.2	701.4	1,330.7	1,404.7
Gross margin	192.3	185.7	377.8	355.5
Selling and administrative expense	110.8	105.4	225.0	205.1
Operating income	81.5	80.3	152.8	150.4
Interest expense, net	(14.6)	(16.2)	(29.2)	(32.3)
Debt extinguishment costs	(0.4)	—	(0.4)	—
Other income (expense), net	0.1	(0.7)	0.4	(1.4)
Income before income taxes	66.6	63.4	123.6	116.7
Income tax (expense) benefit	(16.6)	3.6	(34.6)	(19.5)
Net income	50.0	67.0	89.0	97.2
Net (income) loss attributable to noncontrolling interests	—	(0.2)	0.1	(0.2)
Net income attributable to PolyOne common shareholders	$50.0	$66.8	$89.1	$97.0

Earnings per common share attributable to PolyOne common shareholders - Basic:	$0.59	$0.75	$1.06	$1.09
Earnings per common share attributable to PolyOne common shareholders - Diluted:	$0.59	$0.74	$1.05	$1.08

Cash dividends declared per share of common stock	$0.12	$0.10	$0.24	$0.20

Weighted-average shares used to compute earnings per common share:
Basic	84.1	88.9	84.4	89.1
Diluted	84.7	89.8	84.9	89.9

Attachment 3
PolyOne Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cost of sales:
Restructuring costs	$(1.9)	$(5.3)	$(4.6)	$(13.2)
Environmental remediation costs	(2.1)	(2.0)	(3.8)	(3.5)
Reimbursement of previously incurred environmental costs	5.3	—	5.3	0.5
Acquisition related adjustments	(2.0)	—	(4.5)	—
Impact on cost of sales	(0.7)	(7.3)	(7.6)	(16.2)

Selling and administrative expense:
Employee separation and restructuring costs	(3.8)	(2.1)	(8.5)	(4.8)
Legal related and other	(5.3)	(1.8)	(7.2)	1.0
Acquisition/divestiture related costs	(0.6)	(0.7)	(0.9)	(1.2)
Impact on selling and administrative expense	(9.7)	(4.6)	(16.6)	(5.0)

Impact on operating income	(10.4)	(11.9)	(24.2)	(21.2)

Debt extinguishment costs	(0.4)	—	(0.4)	—
Other (expense) income, net	(0.1)	—	0.1	—
Impact on income before income taxes	(10.9)	(11.9)	(24.5)	(21.2)
Income tax benefit on above special items	4.0	3.9	8.9	7.7
Tax adjustments(2)	3.7	23.9	3.3	18.0
Impact of special items on net income attributable to PolyOne Shareholders	$(3.2)	$15.9	$(12.3)	$4.5

Diluted earnings per common share impact	$(0.04)	$0.17	$(0.14)	$0.05

Weighted average shares used to compute adjusted earnings per share:
Diluted	84.7	89.8	84.9	89.9

(1) Special items are a non-GAAP financial measure and are used to determine adjusted earnings. Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant phase-in costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax expense/benefit from one-time income tax items, the set-up or reversal of uncertain tax position reserves and deferred income tax valuation allowance adjustments.

Attachment 4
PolyOne Corporation
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited) June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$161.4	$279.8
Accounts receivable, net	431.3	347.0
Inventories, net	312.1	287.0
Other current assets	46.4	47.0
Total current assets	951.2	960.8
Property, net	581.7	583.5
Goodwill	636.0	597.7
Intangible assets, net	347.6	344.6
Other non-current assets	103.3	108.5
Total assets	$2,619.8	$2,595.1

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$18.4	$18.6
Accounts payable	373.1	351.6
Accrued expenses and other current liabilities	140.2	127.9
Total current liabilities	531.7	498.1
Non-current liabilities:
Long-term debt	1,126.2	1,128.0
Pension and other post-retirement benefits	52.0	77.5
Deferred income taxes	27.5	33.8
Other non-current liabilities	150.6	152.5
Total non-current liabilities	1,356.3	1,391.8
Shareholders’ equity:
PolyOne shareholders’ equity	730.9	704.2
Noncontrolling interests	0.9	1.0
Total equity	731.8	705.2
Total liabilities and shareholders’ equity	$2,619.8	$2,595.1

Attachment 5

PolyOne Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Six Months Ended June 30,
	2016	2015
Operating Activities
Net income	$89.0	$97.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49.2	49.8
Accelerated depreciation and fixed asset charges associated with restructuring activities	4.1	6.5
Provision for doubtful accounts	0.1	—
Debt extinguishment costs	0.4	—
Share-based compensation expense	4.3	4.2
Change in assets and liabilities, net of the effect of acquisitions:
Increase in accounts receivable	(84.3)	(40.8)
(Increase) decrease in inventories	(4.3)	5.2
Increase in accounts payable	21.6	35.5
Decrease in pension and other post-retirement benefits	(27.1)	(27.9)
Decrease in accrued expenses and other assets and liabilities - net	(3.6)	(69.8)
Net cash provided by operating activities	49.4	59.9
Investing Activities
Capital expenditures	(39.6)	(39.1)
Business acquisitions	(72.8)	—
Sale of and proceeds from other assets	9.0	1.9
Net cash used by investing activities	(103.4)	(37.2)
Financing Activities
Borrowings under credit facilities	471.2	515.6
Repayments under credit facilities	(471.4)	(481.2)
Purchase of common shares for treasury	(39.6)	(42.8)
Cash dividends paid	(20.7)	(17.9)
Repayment of long-term debt	(2.8)	—
Exercise of share awards	0.8	4.2
Debt financing costs	(0.6)	—
Net cash used by financing activities	(63.1)	(22.1)
Effect of exchange rate changes on cash	(1.3)	(2.4)
Decrease in cash and cash equivalents	(118.4)	(1.8)
Cash and cash equivalents at beginning of period	279.8	238.6
Cash and cash equivalents at end of period	$161.4	$236.8

Attachment 6
PolyOne Corporation
Business Segment and Platform Operations (Unaudited)
(In millions)

Operating income at the segment level does not include: special items as defined on Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Sales:
Color, Additives and Inks	$212.2	$217.4	$417.1	$425.9
Specialty Engineered Materials	143.3	139.7	284.3	281.6
Designed Structures and Solutions	103.3	111.6	211.8	230.7
Specialty Platform	458.8	468.7	913.2	938.2
Performance Products and Solutions	172.8	190.3	339.0	366.2
PolyOne Distribution	272.6	266.8	541.4	532.5
Corporate and eliminations	(42.7)	(38.7)	(85.1)	(76.7)
Sales	$861.5	$887.1	$1,708.5	$1,760.2

Gross margin:
Color, Additives and Inks	$78.0	$80.0	$153.3	$153.4
Specialty Engineered Materials	43.0	41.1	87.2	84.1
Designed Structures and Solutions	11.0	15.1	21.7	28.9
Specialty Platform	132.0	136.2	262.2	266.4
Performance Products and Solutions	33.0	27.4	65.4	49.9
PolyOne Distribution	29.5	30.2	60.2	58.0
Corporate and eliminations	(2.2)	(8.1)	(10.0)	(18.8)
Gross margin	$192.3	$185.7	$377.8	$355.5

Selling and administrative expense:
Color, Additives and Inks	$39.8	$40.4	$80.2	$80.0
Specialty Engineered Materials	21.6	21.0	42.4	40.9
Designed Structures and Solutions	10.0	10.6	20.3	21.2
Specialty Platform	71.4	72.0	142.9	142.1
Performance Products and Solutions	11.7	11.1	24.4	22.1
PolyOne Distribution	11.7	11.1	24.9	23.2
Corporate and eliminations	16.0	11.2	32.8	17.7
Selling and administrative expense	$110.8	$105.4	$225.0	$205.1

Operating income:
Color, Additives and Inks	$38.2	$39.6	$73.1	$73.4
Specialty Engineered Materials	21.4	20.1	44.8	43.2
Designed Structures and Solutions	1.0	4.5	1.4	7.7
Specialty Platform	60.6	64.2	119.3	124.3
Performance Products and Solutions	21.3	16.3	41.0	27.8
PolyOne Distribution	17.8	19.1	35.3	34.8
Corporate and eliminations	(18.2)	(19.3)	(42.8)	(36.5)
Operating income	$81.5	$80.3	$152.8	$150.4

The Specialty Platform consists of our three specialty segments: Color, Additives and Inks; Specialty Engineered Materials; and Designed Structures and Solutions. We present Specialty Platform sales, gross margin, selling and administrative expense, and operating income because management believes that this is useful information to investors by highlighting our collective progress in advancing our specialization strategy.

Attachment 7

PolyOne Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and that current levels may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition of special items.

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation to Consolidated Statements of Income	2016	2015	2016	2015

Sales	$861.5	$887.1	$1,708.5	$1,760.2

Gross margin before special items	193.0	193.0	385.4	371.7
Special items in gross margin (Attachment 3)	(0.7)	(7.3)	(7.6)	(16.2)
Gross margin - GAAP	$192.3	$185.7	$377.8	$355.5

Gross margin, before special items, as a percent of sales	22.4%	21.8%	22.6%	21.1%

Operating income adjusted	91.9	92.2	177.0	171.6
Special items in operating income (Attachment 3)	(10.4)	(11.9)	(24.2)	(21.2)
Operating income - GAAP	$81.5	$80.3	$152.8	$150.4

Operating income, before special items, as a percent of sales	10.7%	10.4%	10.4%	9.7%

The table below reconciles pre-special income tax expense and the pre-special effective tax rate to their most comparable US GAAP figures.

	Three Months Ended June 30, 2016			Three Months Ended June 30, 2015
	GAAP Results	Special Items	Pre-special Results	GAAP Results	Special Items	Pre-special Results

Income before income taxes	$66.6	$10.9	$77.5	$63.4	$11.9	$75.3

Income tax (expense) benefit - GAAP	(16.6)	—	(16.6)	3.6	—	3.6
Income tax impact of special items (Attachment 3)	—	(4.0)	(4.0)	—	(3.9)	(3.9)
Tax adjustments (Attachment 3)	—	(3.7)	(3.7)	—	(23.9)	(23.9)
Income tax (expense) benefit	$(16.6)	$(7.7)	$(24.3)	$3.6	$(27.8)	$(24.2)

Effective Tax Rate	24.9%		31.4%	(5.7)%		32.1%

	Six Months Ended June 30, 2016			Six Months Ended June 30, 2015
	GAAP Results	Special Items	Pre-special Results	GAAP Results	Special Items	Pre-special Results

Income before income taxes	$123.6	$24.5	$148.1	$116.7	$21.2	$137.9

Income tax expense - GAAP	(34.6)	—	(34.6)	(19.5)	—	(19.5)
Income tax impact of special items (Attachment 3)	—	(8.9)	(8.9)	—	(7.7)	(7.7)
Tax adjustments (Attachment 3)	—	(3.3)	(3.3)	—	(18.0)	(18.0)
Income tax expense	$(34.6)	$(12.2)	$(46.8)	$(19.5)	$(25.7)	$(45.2)

Effective Tax Rate	28.0%		31.6%	16.7%		32.8%